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                                                                    EXHIBIT 99.A

                    [LETTERHEAD FOR CAROLINA FINCORP, INC.]
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                                 NEWS RELEASE



Contact:
R. Larry Campbell
President/CEO
(910) 997-6245
May 22, 1998

                            CAROLINA FINCORP, INC.
                                 NEWS RELEASE


ROCKINGHAM, NC (May 22, 1998) -- Carolina Fincorp, Inc., the holding company of Richmond Savings Bank, Inc., SSB announced today that its Board of Directors declared a one-time cash dividend of $6.00 per share to be paid on June 19, 1998 to shareholders of record on June 5, 1998. The Company anticipates that most of the dividend will be considered a return of capital, thereby reducing the shareholder's basis in each share of Carolina Fincorp, Inc. stock, and that only a portion will constitute a taxable dividend.

Due to the magnitude of the dividend declared today in relation to Carolina Fincorp, Inc.'s share price, Nasdaq has determined that the Company's shares of common stock will trade ex-dividend on June 22, 1998. Shareholders are advised that it they sell their shares before the ex-dividend date, they will transfer the right to receive the special dividend to the buyer(s) of those shares.

Carolina Fincorp, Inc. is traded under the symbol ("CFNC") on the Nasdaq National Market.



   115 S. Lawrence St., P. O. Box 1597, Rockingham, NC  28380 (910) 997-6245